Exhibit 99.1

For Immediate Release

April 26, 2005

Leesport Financial Corp. Reports Record First Quarter Earnings

Wyomissing, PA: Leesport Financial Corp. (NASDAQ: FLPB) reported the results of operations for the three months ended March 31, 2005 and 2004, which included the purchase of Madison Bancshares Group, LTD. (“Madison”) on October 1, 2004.

Net income for the three months ended March 31, 2005 was $1,779,000, a 28.7% increase as compared to net income of $1,382,000 for the three months ended December 31, 2004 and a 44.9% increase as compared to net income of $1,228,000 for the three months ended March 31, 2004.  Total revenue for the three months ended March 31, 2005 was $17,444,000, a 5.0% increase as compared to total revenue of $16,611,000 for the three months ended December 31, 2004 and a 53.3% increase as compared to total revenue of $11,380,000 for the three months ended March 31, 2004.  Included in net income for the quarter ended March 31, 2005 were severance costs of $445,000 associated with the departure of the Company’s Chairman, President and Chief Executive Officer.  Included in net income for the quarter ended December 31, 2004 were merger related costs of $899,000 associated with the acquisition of Madison.

Leesport Financial Corp.

Leesport Bank

Essick & Barr LLC

•                  Essick & Barr Insurance

•                  The Boothby Group

•                  CrosStates Insurance

Leesport Wealth Management LLC

Leesport Realty Solutions, Inc.

Leesport Mortgage LLC

For additional
information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

April 27, 2005

Excluding the above-mentioned severance and merger related costs, the three month net income and earnings per share results for the periods indicated were:

	For the Three Months Ended
	(unaudited)
	March 31, 2005	December 31, 2004	March 31, 2004
	(Dollar amounts in thousands, except per share
	data)

Reported Net Income	$1,779	$1,382	$1,228

Charges:
Merger Related Costs	—	899	—
Severance Costs	445	—	—
Total Charges	445	899	—

Income tax effect	151	306	—

Net Impact of Charges	294	593	—
Net Income Adjusted	$2,073	$1,975	$1,228

Increase From December 31, 2004	5.0%
Increase From March 31, 2004	68.8%

Basic Earnings Per Share	$0.36	$0.28	$0.34
Adjusted Earnings Per Share	0.41	0.40	0.34

Diluted Earnings Per Share	0.35	0.28	0.34
Adjusted Diluted Earnings Per Share	0.41	0.39	0.34

Net Interest Income

Net interest income before the provision for loan losses for the three months ended March 31, 2005 was $7,178,000, a 1.6% increase as compared to net interest income before the provision for loan losses of $7,065,000 for the three months ended December 31, 2004 and a 61.7% increase as compared to net interest income before the provision for loan losses of $4,438,000 for the three months ended March 31, 2004.  Comparing the three months ended March 31, 2005 to the three months ended December 31, 2004, total interest income increased $394,000 or 3.5% offset by a $281,000 or 6.8% increase in total interest expense. Comparing the three months ended March 31, 2005 to the three months ended March 31, 2004, total interest income increased $4,237,000 or 57.8% offset by a $1,497,000 increase in total interest expense.

Comparing the three months ended March 31, 2005 to the three months ended December 31, 2004, the increase in total interest income for the period resulted from an increase in earning assets of $18,661,000 or 9.6% due primarily to growth in investment securities and commercial loans.  Comparing the three months ended March 31, 2005 to the three months ended March 31, 2004, the increase in total interest income for the period resulted from an increase in earning assets of $254,416,000 or 46.8% due primarily to organic growth in commercial loans, consumer loans and loans acquired from Madison, as well as higher interest rates.

Comparing the three months ended March 31, 2005 to the three months ended December 31, 2004, the increase in total interest expense for the period resulted from an increase in interest-bearing deposits of $3,941,000 or 3.1% due primarily to growth in certificates of deposit.  Comparing the three months ended March 31, 2005 to the three months ended March 31, 2004, the increase in total interest expense for the period resulted from an increase in interest-bearing deposits of $154,730,000 or 43.7% due primarily to organic growth in transaction accounts and certificates of deposit and deposits acquired from Madison, as well as higher interest rates.

Net interest margin on a fully taxable equivalent basis for the three months ended March 31, 2005 was 3.80% as compared to 3.67% for the three months ended December 31, 2004 and 3.33% for the three months ended March 31, 2004.  The improvement in net interest margin for the three month period, as compared to the same periods in 2004, is due to an increase in the commercial loan portfolio yield and commercial loans acquired from Madison, an increase in the installment loan portfolio yield, an increase in the investment portfolio yield, increased non-interest bearing deposits, and lower long-term borrowing costs.

Net interest income after the provision for loan losses for the quarter ended March 31, 2005 was $6,748,000, a 1.6% increase as compared to net interest income after the provision for loan losses of $6,645,000 for the quarter ended December 31, 2004 and a 65.5% increase as compared to net interest income after the provision for loan losses of $4,078,000 for the quarter ended March 31, 2004.  The provision for loan losses for the quarter ended March 31, 2005 was $430,000 compared to $420,000 for the quarter ended December 31, 2004 and $360,000 for the quarter ended March 31, 2004.  As of March 31, 2005, the allowance for loan losses was $7,338,000 compared to $7,248,000 at December 31, 2004, an increase of 5.0% and $4,585,000 at March 31, 2004, an increase of 60.0%.  The increase in both the provision and allowance is due to an increase from March 31, 2004 to March 31, 2005 of $232,883,000 in outstanding loan balances and an increase from March 31, 2004 to March 31, 2005 of $5,108,000 in total non-performing assets.  The increase in total loans and non-performing assets is partly attributable to the Madison acquisition.  Management continues its efforts to integrate its loan underwriting and documentation procedures.  These loans are currently being reviewed and no significant loan loss provisions are anticipated.

Non-Interest Income

Total non-interest income for the three months ended March 31, 2005 was $5,882,000, an increase of 8.1% as compared to total non-interest income of $5,443,000 for the three months ended December 31, 2004 and an increase of 45.1% as compared to $4,055,000 for the three months ended March 31, 2004.

Net securities gains were $38,000 for the quarter ended March 31, 2005 compared to net securities gains of $143,000 for the quarter ended December 31, 2004 and net securities gains of $154,000 for the quarter ended March 31, 2004.  These gains are primarily from the planned sales of equity portfolio holdings.

Commissions and fees from insurance sales for the quarter ended March 31, 2005 were $3,078,000, an increase of 13.0% as compared to commissions and fees from insurance sales of $2,723,000 for the quarter ended December 31, 2004 and an increase of 14.0% as compared to commissions and fees from insurance sales of $2,701,000 for the quarter ended March 31, 2004.  The increase was mainly attributed to growth in contingency income, commercial lines and surety bond sales.

Mortgage banking activities for the quarter ended March 31, 2005 were $1,187,000, a decrease of 11.0% as compared to mortgage banking activities of $1,334,000 for the quarter ended December 31, 2004 and an increase of 418.3% as compared to mortgage banking activities of $229,000 for the quarter ended March 31, 2004.  The decrease in mortgage banking activity from December 31, 2004 to March 31, 2005 was due primarily to a reduction in loans sold activity.  The increase in mortgage banking activities from March 31, 2004 to March 31, 2005 was due primarily to the acquisition of Philadelphia Financial Mortgage Company, the mortgage banking division of Madison.

Service charges on deposits for the quarter ended March 31, 2005 were $604,000, a decrease of 8.2% as compared to service charges on deposits of $658,000 for the quarter ended December 31, 2004 and an increase of 41.8% as compared to service charges on deposits of $426,000 for the quarter ended March 31, 2004.  The increase in service charges on deposits from March 31, 2004 to March 31, 2005 was due primarily to the acquisition of Madison.

Non-Interest Expense

Total non-interest expense for the three months ended March 31, 2005 was $10,384,000, a decrease of 0.2% as compared to total non-interest expense of $10,409,000 for the three months ended December 31, 2004 and an increase of 57.0% as compared to $6,615,000 for the three months ended March 31, 2004.

Salaries and benefits, net of severance costs, were $5,657,000 for the three months ended March 31, 2005, an increase of 2.4% as compared to salaries and benefits of $5,523,000 for the three months ended December 31, 2004 and an increase of 46.8% as compared to salaries and benefits of $3,854,000 for the three months ended March 31, 2004.  These increases are mainly attributed to the October 1, 2004 acquisition of Madison and general increases in employee benefits.  The salaries and benefits expense also includes total commissions paid of $771,000 for the quarter ended March 31, 2005 as compared to $811,000 for the quarter ended December 31, 2004 and $261,000 for the quarter ended March 31, 2004.  The increase in total commissions paid from March 31, 2004 to March 31, 2005 was due primarily to the acquisition of Philadelphia Financial Mortgage Company.

Occupancy expense and furniture and equipment expense for the three months ended March 31, 2005 was $1,714,000, a 5.6% increase as compared to occupancy expense and furniture and equipment expense of $1,623,000 for the three months ended December 31, 2004 and an increase of 74.4% as compared to $983,000 for the three months ended March 31, 2004.  These increases are due primarily to the Madison acquisition.

Other operating expense for the three months ended March 31, 2005 was $2,568,000, an 8.6% increase as compared to other operating expense of $2,364,000 for the three months ended December 31, 2004 and an increase of 44.4% as compared to $1,778,000 for the three months ended March 31, 2004.  Professional fees, outside processing and insurance expense increased to $1,188,000, an 8.1% increase as compared to professional fees, outside processing and insurance expense of $1,099,000 for the three months ended December 31, 2004 and an increase of 35.6% as compared to professional fees, outside processing and insurance expense of $876,000 for the three months ended March 31, 2004.  This increase is due primarily to the Madison acquisition.

Income Tax Expense

Income tax expense for the three months ended March 31, 2005 was $467,000, a 57.2% increase as compared to income tax expense of $297,000 for the three months ended December 31, 2004 and an increase of 61.0% as compared to $290,000 for the three months ended March 31, 2004.  These increases are due primarily to increases in income before income taxes.

Earnings per Share

Diluted earnings per share for the three months ended March 31, 2005 were $0.35 on average shares outstanding of 5,068,915, a 25.0% increase as compared to diluted earnings per share of $0.28 on average shares outstanding of 5,023,264 for the three months ended December

31, 2004 and a 2.9% increase as compared to diluted earnings per share of $0.34 on average shares outstanding of 3,640,488 for the three months ended March 31, 2004.  The increase in average shares outstanding is due primarily to the Madison acquisition.  Share amounts and per share amounts reflect the 5% stock dividend distributed to shareholders on January 14, 2005.

Assets, Liabilities and Equity

Due to the acquisition of Madison and strong organic growth in loans and deposits, total assets as of March 31, 2005 were $900,713,000, an increase of 10.6% as compared to total assets as of December 31, 2004 and 46.9% compared to total assets as of March 31, 2004.  Total loans as of March 31, 2005 increased to $591,439,000, and total deposits increased to $621,050,000, or 65.0% and 47.4%, respectively, compared to March 31, 2004.  As of March 31, 2005, commercial and consumer loan balances had increases of 83.1% and 41.7%, respectively, compared to March 31, 2004.  Loans sold and participated in the 1st quarter of 2005 were approximately $16,167,000 million.  Total borrowings as of March 31, 2005 were $179,532,000, an increase of 45.3% as compared to March 31, 2004.

Shareholders’ equity increased as of March 31, 2005 to $90,805,000 from $56,537,000 at March 31, 2004, an increase of 60.6%.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, at March 31, 2005 of $1,674,000 compared to an unrealized gain position on available for sale securities, net of taxes, of $2,003,000 at March 31, 2004.

Vito A. DeLisi, Acting President and Chief Executive Officer, said, “We are very pleased with the results of the first quarter. The increase in revenue and net earnings certainly shows that our strategy of offering a diversified menu of services continues to strengthen our company and bring rewards to our shareholders and customers. Although there is still room for improvement, all indicators show a continued pattern of growth,” he added.

“For 96 years we have been serving the community by helping people protect their assets and making their dreams come true.  Our commitment to you is to continue to do what we do best, that is, offer you the best possible products, backed by the best service and delivered to you by knowledgeable and professional employees with years of experience in their respective fields.”

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through UVEST Financial Services, a registered independent broker/dealer, Member NASD/SIPC), wealth management, trust services, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data and percentages)

	Asset Quality Quarterly Data
	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)		(unaudited)
Non-accrual loans	$4,320	$2,918	$768
Loans past due 90 days or more	1,653	2,965	454
Renegotiated troubled debt	931	103	342
Total non-performing loans	6,904	5,986	1,564
Other real estate owned	61	19	293
Total non-performing assets	$6,965	$6,005	$1,857

Loans outstanding at end of period	$591,439	$596,328	$358,556
Allowance for loan losses	7,338	7,248	4,585

Net charge-offs to average loans (annualized)	0.23%	0.18%	0.15%

Allowance for loan losses as a percent of total loans	1.24%	1.22%	1.28%

Allowance for loan losses as percent of total non-performing loans	106.29%	121.08%	293.16%

	Quarter Ending Balances
	March 31, 2005	December 31, 2004		March 31, 2004
	(unaudited)			(unaudited)
Assets
Investment securities and interest bearing cash	$189,195	$173,593		$183,580
Mortgage loans held for sale	17,747	9,799		1,829
Loans:
Commercial loans	432,204	424,194		236,096
Consumer loans	122,838	124,486		86,711
Mortgage loans	36,397	46,595		34,195
Other	—	1,053		1,554
Total loans	$591,439	$596,328		$358,556

Earning assets	$798,381	$779,720		$543,965
Total assets	900,713	877,382		613,239

Liabilitites and shareholders’ equity
Deposits:
Non-interest bearing deposits	112,260	107,442		67,318
NOW, money market and savings	270,983	275,260		184,632
Time deposits	237,807	229,589		169,428
Total deposits	$621,050	$612,291		$421,378

Federal funds purchased	$52,787	$36,092		$30,875
Securities sold under agreements to repurchase	51,595	52,800		43,164

Long-term debt	55,000	54,500		34,500
Junior subordinated debt	20,150	20,150		15,000
Shareholders’ equity	$90,805	$90,935		$56,537

Actual shares outstanding	5,005,246	4,984,376	*	3,588,403	*
Book value per share	$18.14	$18.24	*	$15.76	*

*    References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on January 14, 2005.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Quarterly Average Balances
	(unaudited)
	March 31, 2005	December 31, 2004	March 31, 2004
Assets
Investment securities and interest bearing cash	$176,124	$181,758	$191,072
Mortgage loans held for sale	12,713	13,400	1,241
Loans:
Commercial loans	429,175	419,990	230,814
Consumer loans	124,169	121,236	81,489
Mortgage loans	44,674	46,069	34,527
Other	96	648	916
Total loans	$598,114	$587,943	$347,746

Earning assets	$786,951	$783,101	$540,059
Total assets	885,801	884,962	614,722

Liabilitites and shareholders’ equity
Deposits:
Non-interest bearing deposits	109,177	111,908	63,812
NOW, money market and savings	270,855	279,918	166,897
Time deposits	235,743	229,164	169,122
Total deposits	$615,775	$620,990	$399,831

Federal funds purchased	$46,156	$44,485	$46,318
Securities sold under agreements to repurchase	48,366	49,082	41,786

Long-term debt	54,872	52,283	35,562
Junior subordinated debt	20,150	20,150	15,000
Shareholders’ equity	$91,462	$86,441	$54,582

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data and percentages)

	For the Three Months Ended
	(unaudited)
	March 31, 2005	December 31, 2004		March 31, 2004
Interest income	$11,562	$11,168		$7,325
Interest expense	4,384	4,103		2,887
Net interest income	7,178	7,065		4,438
Provision for loan losses	430	420		360
Net Interest Income after provision for loan losses	6,748	6,645		4,078

Securities gains, net	38	143		154
Commissions and fees from insurance sales	3,078	2,723		2,701
Mortgage banking activities	1,187	1,334		229
Brokerage and investment advisory commissions and fees	209	145		129
Service charges on deposits	604	658		426
Other income	766	440		416
Total non-interest income	5,882	5,443		4,055

Salaries and employee benefits	6,102	5,523		3,854
Occupancy expense	1,114	1,008		537
Furniture and equipment expense	600	615		446
Other operating expense	2,568	2,364		1,778
Merger related expense	—	899		—
Total non-interest expense	10,384	10,409		6,615
Income before income taxes	2,246	1,679		1,518
Income taxes	467	297		290
Net income	$1,779	$1,382		$1,228

Per Share Data:
Basic average shares outstanding	4,997,887	4,968,458	*	3,570,881	*
Diluted average shares outstanding	5,068,915	5,023,264	*	3,640,488	*
Basic earnings per share	$0.36	$0.28	*	$0.34	*
Diluted earnings per share	0.35	0.28	*	0.34	*
Cash dividends per share	0.17	0.162	*	0.162	*

Profitability Ratios:
Return on average assets	0.81%	0.61%		0.80%
Return on average shareholders’ equity	7.89%	6.29%		9.05%
Return on average tangible equity (equity less goodwill and intangible assets)	14.98%	12.58%		11.92%
Net interest margin (fully taxable equivalent)	3.80%	3.67%		3.33%

*    References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on January 14, 2005.